UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

MESA AIR GROUP, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Aircraft Sale Agreement

On December 31, 2024, Mesa Air Group, Inc. (the “Company”) and its wholly owned subsidiary, Mesa Airlines, Inc. (“Mesa Airlines”), entered into an Aircraft Purchase Agreement with United Airlines, Inc. (“United”) pursuant to which Mesa Airlines agreed to sell to United eighteen (18) Embraer Model ERJ 175 aircraft owned by Mesa Airlines, together with each aircraft’s related airframe, two engines, APUs, data, parts, components and accessories (collectively, the “Aircraft”), subject to the terms and conditions set forth in the Aircraft Purchase Agreement. Gross proceeds from the sale of the Aircraft are expected to be $229.1 million, $142.4 million of which will be used to pay off associated debt. The sale of eight (8) of the 18 Aircraft closed on December 31, 2024, yielding net proceeds to the Company of $35.8 million after giving effect to the payoff of associated debt. The sale of the remaining ten aircraft is expected to close on or prior to January 31, 2025 or such later date as may be mutually agreed to by the parties. The closing of the sale of the remaining Aircraft is subject to closing conditions customary for transactions of this type. Concurrently with closing date with respect to each Aircraft acquired by United, Mesa Airlines and United have entered into, and will enter into with respect to the remaining ten aircraft, lease agreements pursuant to which Mesa Airlines will lease each such Aircraft from United on the terms set forth in the applicable lease agreements.

Item. 8.01. Other Events.

Airframe Sale Agreement

On December 24, 2024, Mesa Airlines entered into an agreement with a third party for the sale of fifteen (15) used CRJ-900 airframes, together with landing gear and certain related parts (collectively, the “Airframes”). Gross proceeds from the sale of the Airframes are expected to be $19.0 million, all of which will be used to pay down our loan with the U.S. Treasury. This transaction is scheduled to take place in multiple closings over the period January 2025 through April 2025 and is subject to closing conditions customary for transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: January 7, 2025	By: /s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel